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NEAH POWER NAMES THREE TO BOARD OF DIRECTORS

Company adds financial, business, sales and operational expertise to assist with becoming leading portable power fuel cell solution provider

BOTHELL, Wash. - May 1, 2008 - Neah Power Systems, Inc., (OTCBB: NPWS), a leading developer of fuel cells for military application and portable electronic devices, announced today that it has named James H. Smith , Robert J. McGovern and Jon M. Garfield to its Board of Directors.

James H. Smith joins the Company’s Board with 40 years of diversified management experience with semiconductors manufacturing companies, complex distribution companies, and software start-ups. Smith is Director of Unisone Inc a patent software company using the Internet. Prior experience includes President and CEO /Director of Nexion, Inc., Co-Founder and COO/Director of Decision Dynamix Inc., President/Officer of McKesson Corporation, the world’s largest pharmaceutical wholesaler, and Executive Vice President/Officer of Avnet Inc world’s largest electronic component and system distributor.

Jon Garfield joins the Neah Power Board with operational, finance and accounting experience. Mr. Garfield is currently the CEO and member of the Board of Directors of technology company Clearant, Inc. (OTCBB: CLRA). Prior experience includes CFO at Clearant, independent financial consultant for SEC reporting obligations and Sarbanes-Oxley compliance, CFO for a telecom service provider, Vice President of Acquisitions for Coach USA, Inc., Corporate Assistant Controller of Maxxim Medical, Inc., and public accounting experience with Arthur Andersen and PricewaterhouseCoopers. Mr. Garfield received a Bachelor of Business Administration in Accounting from University of Texas, Austin.

Robert J. McGovern joins Neah’s Board with operating, strategic development and financial experience with global businesses. Mr. McGovern is General Manager of The Cura Group and most recently President of Horton Automatics. Prior Experience includes CEO/President of Tona Stanley in Czech Republic holding prior positions of VP Business Development/Tools and a Corporate Director of Manufacturing Technology for the Stanley Works. Mr. McGovern received his MBA - Finance from The Keller Institute, Chicago, Illinois, and his BS at SUNY in Brockport/ Buffalo, NY graduating cum laude.

Dr. Chris D’Couto, President and CEO of Neah Power stated, “Our Board of Directors enthusiastically welcomes these three strong candidates who bring unique and complementary skills to the Board. Their experience, talent, and extensive network will further assist Neah Power to achieve its goals and become the leading portable power fuel cell solution provider on the market.”

About Neah Power
Neah Power Systems, Inc. (NPWS) is developing long-lasting, efficient and safe power solutions for portable electronic devices, including notebook PCs, military radios and other power-hungry products. The market size for portable power is estimated in the multi-billion dollar range by the research group Frost and Sullivan. Neah Power uses a unique, patented, silicon-based design for its micro fuel cells that enable higher power densities. This enables lighter-weight, smaller form-factors and lower cost products, as well as an outsourced manufacturing model.

The company’s working micro fuel cell prototype, which was demonstrated on September 28, 2007, runs as a closed-loop system without requiring air as an oxidant. As Neah Power pursues the broader military market for fuel cells, it will leverage this characteristic unique to its porous silicon technology to pursue these anaerobic applications, addressing a market whose needs are currently not being met.

Further company information can be found at www.neahpower.com.

Forward-Looking Statements
Except for statements of historical fact, the matters discussed in this press release are forward looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond the company's control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, limited operating history, potential research and prototype delays, difficulties in developing and commercializing new technologies, and additional risk factors as discussed in the reports filed by the company with the Securities and Exchange Commission, which are available on its website at http://www.sec.gov.